Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Aspen Insurance Holdings Limited

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-114765, 333-132476, 333-136441 and 333-155008) of Aspen Insurance Holdings Limited of our report dated February 26, 2013, with respect to the consolidated balance sheets of Aspen Insurance Holdings Limited as of December 31, 2012 and 2011, and related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2012, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 annual report on Form 10-K of Aspen Insurance Holdings Limited.

Our report on the consolidated financial statements and schedules dated February 26, 2013 refers to a change in the method of accounting for deferred acquisition costs in 2012.

Yours faithfully

/s/ KPMG Audit Plc

KPMG Audit Plc

London, UK

26 February 2013